===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                        CHANNELL COMMERCIAL CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (4) Date Filed:

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Notes:




Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                         CHANNELL COMMERCIAL CORPORATION

                            -------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  May 20, 2002

                               ------------------


      The 2002 Annual Meeting (the "Meeting") of the Stockholders of Channell Commercial Corporation, a Delaware corporation (the "Company"), will be held at 9:00 a.m., local time, on May 20, 2002, at the Embassy Suites Hotel, 29345 Rancho California Road, Temecula, California 92591, to consider and vote on the following matters:

      1. The election of two directors to serve on the Company's Board of Directors;

      2. To transact such other business as may properly come before said Annual Meeting or any postponement or adjournment thereof.

      Only stockholders of record at the close of business on April 8, 2002 of the Company's Common Stock will be entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof.

                                             By order of the Board of Directors,

                                             /s/ Peter J. Hicks

                                             Peter J. Hicks
                                             Secretary


Temecula, California
April 22, 2002

                         Channell Commercial Corporation
                                 26040 Ynez Road
                           Temecula, California 92591

                         ANNUAL MEETING OF STOCKHOLDERS
                                  May 20, 2002

                                ----------------

                                 PROXY STATEMENT

                            ------------------------

                             SOLICITATION OF PROXIES

      This proxy statement is solicited on behalf of the Board of Directors of Channell Commercial Corporation, a Delaware corporation (the "Company"), for use at the 2002 Annual Meeting of Stockholders to be held at the Embassy Suites Hotel, 29345 Rancho California Road, Temecula, California 92591 on May 20, 2002 at 9:00 a.m. local time, and at any and all adjournments or postponements thereof (the "Meeting").

      All shares represented by each properly executed, unrevoked proxy received in time for the Meeting will be voted in the manner specified therein. If the manner of voting is not specified in an executed proxy received by the Company, the proxy will be voted FOR the election of the nominees listed in the proxy for election to the Board of Directors.

      Any stockholder has the power to revoke his or her proxy at any time before it is voted. A proxy may be revoked by delivering a written notice of revocation to the Secretary of the Company at the address set forth above, by presenting at the Meeting a later-dated proxy executed by the person who executed the prior proxy, or by attendance at the Meeting and voting in person by the person who executed the proxy.

      This proxy statement is being mailed to the Company's stockholders on or about April 22, 2002. The Company has retained a firm to assist in the distribution of proxies by mail for an estimated fee of $5,000 plus reimbursement for certain expenses, which will be borne by the Company. Expenses include reimbursement paid to brokerage firms and others for their expenses incurred in forwarding material regarding the Meeting to beneficial owners of the Company's Common Stock.

                      OUTSTANDING SHARES AND VOTING RIGHTS

      Only holders of record of the 9,024,993 shares of common stock of the Company ("Common Stock") outstanding at the close of business on the record date, April 8, 2002, will be entitled to notice of, and to vote at, the Meeting. On each matter to be considered at the Meeting, each stockholder will be entitled to cast one vote for each share of Common Stock held of record by such stockholder on April 8, 2002.

      In order to constitute a quorum for the conduct of business at the Meeting, a majority of the outstanding shares of the Common Stock entitled to vote at the Meeting must be represented at the Meeting. Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Directors will be elected by a favorable vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the Meeting. Accordingly, abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of votes. All other proposals to come before the Meeting require the approval of a majority of the shares of stock having voting power present. Abstentions as to a particular proposal will have the same effect as votes against such proposal. Broker non-votes, however, will be treated as unvoted for purposes of determining approval of such proposal and will not be counted as votes for or against such proposal.

           PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth as of March 15, 2002 certain information as to the beneficial ownership of Common Stock by: (i) each of the Company's directors, (ii) the Company's chief executive officer and each of the five other most highly compensated executive officers as indicated in the Summary Compensation Table under Executive Compensation below, (iii) all directors and executive officers as a group, and (iv) each person believed by the Company to beneficially own more than five percent (5%) of the outstanding Common Stock. In each instance, information as to the number of shares owned and the nature of ownership has been provided by the individuals identified or described and is not within the direct knowledge of the Company.

                                                 Amount and Nature of Beneficial Ownership
                                                 -----------------------------------------
         Name and Address                     No. of Shares         Exercisable                       Percent
         of Beneficial Owner (1)                  Owned             Options (2)       Total           of Class
    ---------------------------------        ----------------      -------------   -----------      ------------
    William H. Channell Sr. and                     3,250,830                  -     3,250,830           36.0%
    Jacqueline M. Channell, as co-trustees
    of the Channell Family Trust  (3)
    26040 Ynez Road
    Temecula, CA 92591

    William H. Channell, Jr.                          915,250            225,001     1,140,251           12.6%
    26040 Ynez Road
    Temecula, CA 92591

    Jacqueline M. Channell                                  -              4,334         4,334            0.0%
    26040 Ynez Road
    Temecula, CA 92591

    Richard A. Cude                                     1,347              4,334         5,681            0.1%
    26040 Ynez Road
    Temecula, CA 92591

    Peter J. Hicks                                          -                667           667            0.0%
    26040 Ynez Road
    Temecula, CA 92591

    Eugene R. Schutt, Jr.                               2,000              4,334         6,334            0.1%
    26040 Ynez Road
    Temecula, CA 92591

    Thomas Liguori                                     15,400             20,001        35,401            0.4%
    26040 Ynez Road
    Temecula, CA 92591

    Edward J. Burke                                     1,000             33,068        34,068            0.4%
    26040 Ynez Road
    Temecula, CA 92591

    John B. Kaiser                                        890             32,001        32,891            0.4%
    26040 Ynez Road
    Temecula, CA 92591

    Andrew Zogby                                          300             35,317        35,617            0.4%
    26040 Ynez Road
    Temecula, CA 92591

    (continued on next page)

    (continued from previous page)


                                                  Amount and Nature of
                                                  Beneficial Ownership
                                        ----------------------------------------
           Name and Address               Number of Shares         Exercisable                       Percent
         of Beneficial Owner(1)              Owned                  Options(2)         Total         of Class
    --------------------------------    --------------------      --------------   -------------  --------------
    Royce & Associates, Inc. (4)                      714,200                  -       714,200            7.9%
    1414 Avenue of the Americas
    New York, NY 10019

    State of Wisconsin Investment Board (4)           701,300                  -       701,300            7.8%
    P.O. Box 7842
    Madison, WI 53707

    Wellington Management Company, LLP (4)            672,900                  -       672,900            7.5%
    75 State Street
    Boston, MA 02109

    Rutabaga Capital Management, LLC (4)              600,500                  -       600,500            6.7%
    64 Broad Street
    Boston, MA 02109

    The Taylor Family Trust (5)                       469,960                  -       469,960            5.2%
    1450 Ravenswood Lane
    Riverside, CA 92506

    Carrie S. Channell (5)                            450,000                  -       450,000            5.0%
    2429 Cahuilla Hills Drive
    Palm Springs, CA 92264

All present directors and executive
   officers as a group (13 in number)               4,187,017            401,292     4,588,309           50.8%

-------------------------

(1) The persons in this table have sole voting, investment and dispositive power with respect to all shares of the Common Stock shown as owned by them, subject to community property laws where applicable.

(2) This information represents outstanding options exercisable currently or within 60 days of this Proxy Statement.

(3) William H. Channell, Sr. and his wife, Jacqueline M. Channell, are the co-trustees of the Channell Family Trust which is the shareholder of record of the shares shown on the table as beneficially owned by the Channell Family Trust. Together, they have sole voting and dispositive power over the shares of Common Stock owned by such trust.

(4) This information reported on Schedule 13G filed by Royce and Associates, State of Wisconsin Investment Board, Wellington Management Company, LLP and Rutabaga Capital Management as of December 31, 2001.

(5) Michelle Taylor, who is a co-trustee of the Taylor Family Trust, and Carrie S. Channell are daughters of William H. Channell, Sr. and Jacqueline M. Channell and sisters of William H. Channell, Jr. Ms. Taylor and her husband, Roy Taylor, are the sole trustees of the Taylor Family Trust and together have sole voting and dispositive power over the shares of Common Stock held by such trust.

                        EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth information with respect to the Company's current executive officers and directors and their ages as of December 31, 2001.

            Name                                      Age                        Positions
            ----                                      ---                        ---------
William H. Channell, Sr. .................             73              Chairman of the Board

Richard A. Cude ..........................             68              Chief Executive Officer and Director

William H. Channell, Jr. .................             44              President, Chief Operating Officer
                                                                          and Director

Jacqueline M. Channell....................             70              Director

Eugene R. Schutt, Jr. ....................             48              Director

Peter J. Hicks............................             52              Secretary and Director

Edward J. Burke...........................             46              Vice President, Corporate Engineering

Graham Gardner............................             53              Managing Director, Europe

Timothy Hankinson.........................             49              Managing Director, Australia and Asia

John B. Kaiser............................             46              Vice President, North American Sales

Thomas Liguori............................             43              Chief Financial Officer

Gary M. Napolitano........................             46              Vice President, RF Products

Andrew M. Zogby...........................             41              Vice President, Corporate Marketing

    The Company's Board of Directors was comprised of six members at December 31, 2001. The directors of the Company are staggered into three classes, with the directors in a single class elected at each annual meeting of stockholders to serve for a term of three years or until their successors have been elected and qualified. Two of the Company's directors are to be elected at the Meeting to a three-year term expiring in 2005. The authorized number of members of the Board of Directors is currently seven. The executive officers of the Company serve at the pleasure of the Board of Directors.

                    CONTINUING DIRECTORS OTHER THAN NOMINEES

    Richard A. Cude became a Director of the Company during 1996 and became Chief Executive Officer in November, 2001. Mr. Cude was the General Manager of the Los Angeles Support Center for Courtaulds PLC London, England and served in various capacities with Courtaulds from 1988 until his retirement in 1998. Prior to 1998, Mr. Cude had been with various companies involved in the manufacturing and marketing of products to the aerospace and telecommunications industries. Mr. Cude's term as a Director expires in 2003.

    William H. Channell, Jr. has been President and Chief Operating Officer of the Company since 1996. He has been a Director of the Company since 1984. Since joining the Company in 1979, Mr. Channell, Jr. has held the positions of Executive Vice President, Director of Marketing and National Sales Manager. Mr. Channell, Jr. is a principal stockholder of the Company and is the son of William H. Channell, Sr. and Jacqueline M. Channell. His term as a Director expires in 2003.

    Jacqueline M. Channell has been a Director since 1966. She is a co-trustee of the Channell Family Trust, which is a principal stockholder of the Company, and is the wife of William H. Channell, Sr. and the mother of William H.

Channell, Jr. Mrs. Channell's term as a Director expires in 2004. Mrs. Channell has informed the Board of Directors of her intention to resign effective May 1, 2002.

    Peter J. Hicks became a Director of the Company in March, 2000 and became Secretary in November of 2001. Mr. Hicks is a managing director of Linx Partners, an investment firm specializing in private industrial equity investments. From 1987 to 1999, Mr. Hicks was a managing director of Schroder and Company. Mr. Hicks has more than 23 years of investment banking and corporate finance experience and has served on the board of directors of numerous companies. Mr. Hicks' term as a Director expires in 2004.

                               EXECUTIVE OFFICERS

    Edward J. Burke has been the Company's Vice President, Corporate Engineering since May 1996 and has served in various similar capacities with the Company since 1984. Mr. Burke has held various technical positions in the thermoplastic product engineering and tooling design field since 1978.

    Graham Gardner joined the Company in 1998 as Managing Director, Europe as a result of the acquisition of Egerton. Mr. Gardner had been Managing Director of Egerton since 1986. Mr. Gardner has been in the telecommunications equipment industry since 1971.

    Timothy Hankinson joined the Company in 1998 as Managing Director, Australia and Asia as a result of the acquisition of Egerton. Mr. Hankinson had been Managing Director of Egerton since 1991. Prior to 1991, Mr. Hankinson had served as General Manager of an Australian aircraft manufacturer.

    John B. Kaiser has been the Company's Vice President, North American Sales since 1999. He held the position of Director of Marketing for the Company from 1987 to 1991 and he was Vice President, Broadband Division from 1995 through 1998. Between 1991 and 1995, Mr. Kaiser held the position of District Manager, Southern California, for the General Polymers Division of Ashland Chemical, a thermoplastics distributor, where his responsibilities included general management of district operations, including sales, warehousing, procurement and logistics.

    Thomas Liguori has been the Company's Chief Financial Officer since April 2000. Mr. Liguori joined the Company from Dole Food Company, where he served as Chief Financial Officer of Dole Europe in Paris, France. From 1992 to 1996 he held various financial positions with Teledyne Inc., including Vice President, Finance for a manufacturer of consumer and industrial products. From 1986 to 1992 Mr. Liguori was a management consultant with Deloitte & Touche. He has 20 years of financial, accounting and management experience.

    Gary M. Napolitano joined the Company in January 1997 as Vice President and General Manager of RF Products as a result of the acquisition of RMS. Mr. Napolitano had been President of RMS since 1992 and was the Vice President, Finance prior to becoming President.

    Andrew M. Zogby has been the Company's Vice President, Corporate Marketing since March 1996. Prior to joining the Company, Mr. Zogby was Director of Strategic Marketing, Broadband Connectivity Group for ADC Telecommunications, a publicly traded, telecommunications equipment supplier to both telephone and CATV network providers worldwide. He had been with ADC Telecommunications since 1990. Mr. Zogby has held various technical marketing positions in the telecommunications equipment industry since 1984.

                            COMPENSATION OF DIRECTORS

    Directors who are also officers of the Company (except as indicated below) receive no additional compensation for their services as directors. The Company's non-management directors receive compensation consisting of an annual retainer fee plus $1,000 for attendance at any meeting of the Board of Directors or any committee thereof, plus direct out-of-pocket costs related to such attendance The annual retainer fee has been increased to $25,000 from $15,000, effective for the year 2002. Mrs. Channell also receives non-management director retainer and attendance fees. Upon the retirement of William H. Channell, Sr. as Chief Executive Officer, Mr. Channell, Sr. also receives a non-management retainer and attendance fee. In addition, pursuant to the Company's 1996 Incentive Stock Plan (as described below), each non-management director (including Mrs. Channell) received options to acquire 1,000 shares of the Company's Common Stock with an exercise price equal to the Initial Public Offering price, and on the date of each of the Company's annual stockholder meetings after the Initial Public Offering, each non-management director (including non-executive officers who serve as directors) serving on the Board of Directors immediately following such meeting are to receive options to acquire an additional 1,000 shares of the

Company's Common Stock with an exercise price equal to the market value of the Common Stock on the date such options are granted. These options will become exercisable at a rate of 33 1/3% per year commencing on the first anniversary of the date of issuance and will have a term of 10 years.

                             EXECUTIVE COMPENSATION

    Summary Compensation Table. The following table sets forth the annual and long-term accrual basis compensation of the Company's Chief Executive Officer and the five additional most highly compensated executive officers for the years ended December 31, 2001, 2000 and 1999 (collectively, the "Named Officers").

                                                                    Other Annual     Restricted   Underlying   LTIP      All Other
Name and Positions                       Annual Compensation        Compensation    Stock Awards   Options/   Payouts  Compensation
                                         -------------------
Held with the Company           Years  Salary ($)   Bonus ($)          ($)(1)            ($)        SARs(#)     ($)       ($)(2)
---------------------           -----  ----------   ---------          ------            ---        -------     ---       ------
William H. Channell, Sr. .....   2001      239,455          -                 -           -               -      -             -
    Chairman of the Board        2000      420,000    166,667                 -           -               -      -             -
                                 1999      420,000          -                 -           -               -      -             -

Richard A. Cude  (3) .........   2001       19,231          -            35,000 (4)       -          101,000     -             -
    Chief Executive Officer      2000            -          -            26,000           -            1,000     -             -
                                 1999            -          -            22,000           -            1,000     -             -

William H. Channell, Jr. .....   2001      598,000     67,260 (5)             -           -           50,000     -         1,620
    President and Chief          2000      598,000    605,000 (6)             -           -                -     -         3,588
    Operating Officer            1999      520,000          -                 -           -           50,000     -         3,120

Thomas Liguori ...............   2001      188,200          -                 -           -           44,140     -         2,212
    Chief Financial Officer      2000      150,000     78,000                 -           -           25,000     -           900


Edward J. Burke ..............   2001      142,057          -                 -           -            7,050     -         2,193
    Vice President,              2000      145,509     88,405                 -           -           10,000     -         4,365
    Corporate Engineering        1999      141,505     87,141                 -           -            5,500     -         4,245

John B. Kaiser................   2001      150,589          -                 -           -            7,470     -         2,325
    Vice President,              2000      149,056    117,397                 -           -            5,800     -         3,953
    North American Sales         1999      139,572     31,697                 -           -            6,000     -         3,780

Andrew M. Zogby ..............   2001      168,030          -                 -           -            8,310     -         2,594
    Vice President,              2000      172,113    114,983                 -           -            6,750     -         5,163
    Corporate Marketing          1999      167,205     24,335                 -           -            6,000     -         5,000

___________

(1) For each individual named, compensation excludes perquisites and other personal benefits, that did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such individual.
(2) Payments to the Company's 401K plan.
(3) Richard A. Cude became Chief Executive Officer in November, 2001.
(4) Richard A. Cude's Other Annual Compensation in 1999, 2000 and 2001 was for his services as a Company Director.
(5) The bonus of William H. Channell, Jr. shown in 2001 is based on Company performance in 2000. (See "Incentive Compensation Plan".)
(6) The bonus of William H. Channell, Jr. shown in 2000 is based on Company performance in 1999. (See "Incentive Compensation Plan".)

                          DESCRIPTION OF CERTAIN PLANS

1996 Incentive Stock Plan

    The Company's 1996 Incentive Stock Plan (the "Stock Plan") currently permits the granting to the Company's key employees, directors and other service providers of (i) options to purchase shares of the Company's Common Stock and
(ii) shares of the Company's Common Stock that are subject to certain vesting and other restrictions ("Restricted Stock"). Initially, a maximum of 750,000 shares of Common Stock were reserved for issuance under the Stock Plan. In 1999, the Stock Plan was amended to allow a maximum of 1,500,000 shares to be issued under the Plan.

    During 2001, the Company granted 274,330 "non-qualified" options to 18 employees and directors. After cancellation of options previously issued to terminated employees, there were options to acquire 1,090,383 shares of Common Stock outstanding at December 31, 2001. These options vest at a rate of 33 1/3% per year beginning on the first anniversary of the date of issuance and have a term of 10 years.

    The Stock Plan is administered by the Compensation Committee of the Board of Directors. The aggregate number of stock options or shares of Restricted Stock that may be granted to any single participant under the Stock Plan during any fiscal year of the Company is 100,000. The purpose of the Stock Plan is to secure for the Company and its stockholders the benefits arising from stock ownership by key employees, directors and other service providers selected by the Compensation Committee.

    All options granted under the Stock Plan are non-transferable and exercisable in installments determined by the Compensation Committee, except that each option is to be exercisable in minimum annual installments of 20% commencing with the first anniversary of the option's grant date. Each option granted has a term specified in the option agreement, but all options expire no later than ten years from the date of grant. Options under the Stock Plan may be designated as "incentive stock options" for federal income tax purposes or as options which are not qualified for such treatment, or "non-qualified stock options". In the case of incentive stock options, the exercise price must be at least equal to the fair market value of the stock on the date the option is granted. The exercise price of a non-qualified option need not be equal to the fair market value of the stock at the date of grant, but may be granted with any exercise price which is not less than 85% of the fair market value at the time the option is granted, as the Compensation Committee may determine. The aggregate fair market value (determined at the time the options are granted) of the shares covered by incentive stock options granted to any employee under the Stock Plan (or any other plan of the Company) which may become exercisable for the first time in any one calendar year may not exceed $100,000.

    Upon exercise of any option, the purchase price must generally be paid in full either in cash or by certified or cashier's check. However, in the discretion of the Compensation Committee, the terms of a stock option grant may permit payment of the purchase price by means of (i) cancellation of indebtedness owed by the Company, (ii) delivery of shares of Common Stock already owned by the optionee (valued at fair market value as of the date of exercise), (iii) delivery of a promissory note secured by the shares issued,
(iv) delivery of a portion of the shares issuable upon exercise (i.e., exercise for the "spread" on the option payable in shares), or (v) any combination of the foregoing or any other means permitted by the Compensation Committee.

    Any grants of restricted stock will be made pursuant to Restricted Stock Agreements, which will provide for vesting of shares at a rate to be determined by the Compensation Committee with respect to each grant of restricted stock. Until vested, shares of restricted stock are generally non-transferable and are forfeited upon termination of employment. The Company has not made any grants of restricted stock.

Options/SAR Grants Table

    The following table sets forth the stock options granted to the named officers for the year ended December 31, 2001.

                                                                                               Potential
                                             % of Total                                        Realized
                                  Number of   Options/                                         Value at
                                 Securities     SARs                                         Assumed Annual
                                 Underlying  Granted to   Exercise                        Rates of Stock Price
                                  Options/    Employees    on Base                          Appreciation of
                                    SARs      in Fiscal     Price     Expiration             Option Term
         Name                      Granted    Year 2001   ($/Sh)         Date              5%             10%
         ----                      -------   ----------   --------       ----            ------         -------
William H. Channell, Sr.               -           -             -                 -     $      -      $       -

Richard A. Cude                    1,000         0.4%        6.800          May 2011        4,276         10,837
                                 100,000        36.5%        3.220     November 2011      202,504        513,185

William H. Channell, Jr.          50,000        18.2%       11.875     February 2011      373,406        946,285

Thomas Liguori                    10,000         3.6%        6.500          May 2011       40,878        103.593
                                  25,000         9.1%        3.160      October 2011       49,683        125,906
                                   9,140         3.3%        3.250     December 2011       18,681         47,342

Edward J. Burke                      200         0.1%        7.125     February 2011          896          2,271
                                   6,850         2.5%        3.250     December 2011       14,001         35,481

John B. Kaiser                       200         0.1%        7.125     February 2011          896          2,271
                                   7,270         2.7%        3.250     December 2011       14,859         37,656

Andrew Zogby                         200         0.1%        7.125     February 2011          896          2,271
                                   8,110         3.0%        3.250     December 2011       16,576         42,007

The options vest at a rate of 33 1/3% per year.

Aggregated Option/SAR Exercises in Last Fiscal Year and December 31, 2001 Option/SAR Values

    The following table sets forth the number and value of outstanding stock options at December 31, 2001. No options have been exercised in 2001.

                                                                 Number of Shares
                             Shares                          Underlying Unexercised         Value of Unexercised In-
                            Acquired                              Options/SARs                 the-Money Options/SARs
                              on           Value            at December 31, 2001             at December 31, 2001
    Name                    Exercise      Realized         Exercisable/Unexercisable        Exercisable/Unexercisable
    ----                    --------      --------         -------------------------        -------------------------
William H. Channell, Sr.        -         $      -                           -              $  -   /$    -

Richard A. Cude                 -                -             4,001 / 101,999                 -  / $3,000

William H. Channell, Jr.        -                -            208,334 / 66,666                 -    /    -

Thomas Liguori                  -                -              8,334 / 60,806                 -   / $2,250

Edward J. Burke                 -                -             33,001 / 15,549                 -    /    -

John B. Kaiser                  -                -             31,934 / 13,336                 -    /    -

Andrew Zogby                    -                -             35,250 / 14,810                 -    /    -


Profit Sharing and Savings Plans

    The Company maintains a plan, established in 1993, in accordance with
Section 401(K) of the Internal Revenue Code. Under the terms of this plan, eligible employees may make voluntary contributions to the extent allowable by law. Employees of the Company are eligible to participate in the plan after 90 days of employment. Matching contributions by the Company to this plan are discretionary and will not exceed that allowable for Federal income tax purposes. The Company's contributions are vested over five years in annual increments.

Employment Contracts

    The Company entered into a one-year employment agreement, renewable annually, with Richard A. Cude in November, 2001, when he became Chief Executive Officer. Mr. Cude's annual salary is $250,000. Mr. Cude is entitled to participate in the Stock Plan, the 401(k) Plan and the Incentive Plan. Mr. Cude is also entitled to certain other benefits paid for by the Company, including an automobile allowance, health insurance and sick leave, in accordance with the Company's customary practices for senior executive officers.

    The Company entered in July 1996 into a five year employment agreement, renewable every five years, with William H. Channell, Jr. Mr. Channell, Jr.'s annual salary is $598,000. Mr. Channell, Jr. is entitled to participate in the Stock Plan, the 401(k) Plan and the Incentive Plan. Mr. Channell, Jr. is also entitled to certain other benefits paid for by the Company, including an automobile allowance, health insurance and sick leave, in accordance with the Company's customary practices for senior executive officers.

    The Company had an employment agreement with Mr. William H. Channell, Sr. when he served as Chief Executive Officer, the position he held at the time of his retirement as an employee in November, 2001. His initial salary under the agreement was $520,000. Mr. Channell, Sr.'s salary was subject to annual cost of living increases. In 1999, Mr. Channell, Sr. reduced his hours of contribution to the Company. He agreed to reduce his compensation proportionally by $100,000 to $420,000. In 2001, Mr. Channell, Sr. further reduced his hours with the Company and agreed to reduce his compensation to $250,000. In November 2001, Mr. Channell, Sr. resigned as an employee of the Company. Mr. Channell, Sr.'s benefits included (i) during the term of the agreement, the payment of premiums for a term disability policy providing for $250,000 in annual benefits in the case of his temporary or permanent disability, (ii) during the lifetime of Mr. Channell, Sr. and his wife, Jacqueline M. Channell, medical insurance for each of Mr. and Mrs. Channell comparable to that provided to the Company's senior executive officers, subject to a premium reimbursement obligation in the case of the medical insurance provided to Mrs. Channell, and (iii) during Mr. Channell, Sr.'s lifetime, a portion of the premiums on a life insurance policy owned by Mr. Channell, Sr., under which Mrs. Channell is the beneficiary.

Incentive Compensation Plan

    Effective beginning in the Company's 1996 fiscal year, the Board of Directors adopted the Company's 1996 Performance-Based Annual Incentive Compensation Plan (the "Incentive Plan"). Eligible participants consist of key employees of the Company. The Incentive Plan is administered by the Compensation Committee of the Board of Directors. The amount of awards granted under the Incentive Plan are determined based on an objective computation of the actual performance of the Company relative to pre-established performance goals. Measures of performance may include level of sales, EBITDA, net income, income from operations, earnings per share, return on sales, expense reductions, return on capital, stock appreciation, return on equity, invention, design or development of proprietary products or improvements thereto (patented or otherwise), or sales of such proprietary products or improvements or profitability achieved from sales of proprietary products or improvements. Awards under the Incentive Plan are payable in cash or, at the election of the Compensation Committee, Common Stock of the Company. Mr. William H. Channell, Jr., the Company's President, receives a bonus calculated using the factors above, but such bonus is earned and payable based on continued service in subsequent years. The Compensation Committee may establish a bonus pool from which all awards under the Incentive Plan may be granted as well as individual, non-bonus pool awards. No participant in the Incentive Plan may receive awards under such plan during any fiscal year of the Company in excess of $1,000,000 or 100,000 shares of Common Stock.

    The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. During 2001, this Committee was composed of Mr. Richard A. Cude, Mr. Eugene R. Schutt, Jr. and Mr. Peter J. Hicks. It is the responsibility of the Committee to review and approve the Company's executive compensation plans and policies and to monitor these compensation programs in relation to the performance of the particular executive and the overall performance of the Company.

    The following is a line graph presentation comparing the Company's cumulative total return since the Initial Public Offering in July 1996 to December 31, 2001 with the performance of the NASDAQ market, the S & P Industrials and a similar Industry Index for the same period.


                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

                                    [GRAPH]

                                                   Cumulative Total Return
                                   Dec-96    Dec-97   Dec-98    Dec-99  Dec-00   1-Dec
CHANNELL COMMERCIAL CORPORATION       100    101.01    67.68     92.43   52.53    26.26
NASDAQ STOCK MARKET (U.S.)            100    122.48   172.68    320.89  193.01   153.15
S & P INDUSTRIALS                     100    131.02   175.18    220.51  184.67   163.12
S & P COMMUNICATIONS EQUIPMENT        100    130.29    229.5    503.98  220.37    80.98

..$100 invested on 12/31/96 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

                          BOARD MEETINGS AND COMMITTEES

      The Board of Directors held eleven meetings during the fiscal year ending December 31, 2001. The Board has two standing committees: the Audit Committee and the Compensation Committee, both established in June 1996. The Board does not have a nominating committee. The Audit Committee recommends engagement of the Company's independent accountants, approves the services performed by such accountants and reviews and evaluates the Company's accounting systems and its system of internal accounting controls. The Compensation Committee makes recommendations to the full Board of Directors regarding levels and types of compensation of the Company's executive officers and administers the 1996 Incentive Stock Plan. See "Executive Compensation" and "Description of Certain Plans". In 2001, the Audit Committee met three times and the Compensation Committee met three times in performing their responsibilities. In 2001, no director failed to attend at least 75% of the aggregate number of Board and Committee meetings during the period of his or her service.

   COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION
                                   DECISIONS

      During 2001, the Company's Compensation Committee consisted of Messrs. Richard A. Cude, Eugene R. Schutt, Jr. and Peter J. Hicks. No additional information concerning the Compensation Committee or the Company's executive officers is required by Item 402 of Regulation S-K.

                          COMPENSATION COMMITTEE REPORT

      The Compensation Committee of the Board of Directors (the "Committee") oversees the Company's executive compensation programs. The Committee includes two outside Directors. The Committee reviews and approves the compensation philosophy and program design, individual base salary, annual cash bonus and stock option grants. Among other responsibilities, the Committee reviews and approves various officer and general employee compensation, benefit policies and practices.

      Since 1996, the Company has successfully implemented an employee compensation philosophy that delivers a total compensation approach that includes market sensitive base salary, performance based individual bonuses, equity participation, a package of benefits and a working environment that creates an advantage for the Company within the extremely competitive telecommunication/broadband business environment. Equity participation and broad based employee ownership of the Company's stock is achieved through a stock option program in which most employees are able to participate. This approach enables the Company to achieve industry competitive performance in attracting and retaining employees and to align the interests of the employees to the interests of the stockholders. The Company's compensation philosophy for its officers is similar to that of all employees.

      The Committee reviews and approves the annual base salary for executive officers in line with their responsibilities and with external market practices. In determining base salary, the Committee reviews information from third party nationally recognized surveys of similar telecommunication/broadband companies. Individual officer salaries are established at appropriate levels and, in some instances, comparable to the 75/th/ percentile of base salary practices among the surveyed companies.

      The executive bonus plan rewards achievement of specified levels of corporate revenue and earnings, division revenue and earnings where appropriate, and individual performance. Officers are eligible to receive a pre-determined portion of their base salary as a targeted annual incentive bonus. A pre-determined formula, which takes into account revenue and earnings performance against the annual plan approved by the Board of Directors, is used to determine the bonus award. There is a discretionary component that is based on each officer's performance and contribution to the Company during the fiscal year.

      The Committee had approved a three year bonus plan for the years 1997, 1998, and 1999 for the President and Chief Operating Officer, Mr. William H. Channell Jr. The Committee is currently studying a new three year plan for three years 2003, 2004 and 2005. In the interim years, 2000, 2001 and 2002, Mr. Channell Jr. has been operating under the bonus plan described in his employment agreement of July, 1996.

      The initial base salary of the Chief Executive officer, Mr. Richard A. Cude, was established by an employment agreement entered into on November 27, 2001. That agreement also awarded Mr. Cude stock options as reflected in the Summary Compensation Table above.

      The Company grants stock options throughout the organization to provide long-term incentives and align employee and stockholder interests. Individual grants are based on various factors, including performance and contribution, and estimated value of proposed option grant and market prices.


                                                     COMPENSATION COMMITTEE
                                                     Richard A. Cude, Chairman
                                                     Eugene R. Schutt, Jr.
                                                     Peter J. Hicks

March 27, 2002

                             AUDIT COMMITTEE REPORT

     The following is the report of the Audit Committee with respect to the audited financial statements for the fiscal year ended December 31, 2001 (the "Financial Statements") of Channell Commercial Corporation (the "Company"). The responsibilities of the Audit Committee are set forth in the Audit Committee Charter, which has been adopted by the Board of Directors and is attached to this Proxy Statement as Appendix A. The Audit Committee is composed of two outside Directors.

     Management is responsible for the Company's internal controls and financial reporting process. Grant Thornton LLP, the Company's independent accountants, are responsible for performing an independent audit of the Company's Financial Statements. The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has reviewed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board.

     The Committee discussed with the Company's independent auditors the overall scope and plans for their audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

     Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Financial Statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                                                 AUDIT COMMITTEE
                                                 Eugene R. Schutt, Jr., Chairman
                                                 Peter J. Hicks

March 28, 2002

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has two leases for approximately 261,000 square feet of manufacturing, warehouse and office space in Temecula, California, with William
H. Channell, Sr., a principal stockholder and the Chairman of the Board of the Company. The term of the first lease is through December 31, 2005, with two five-year renewal options. Additionally, an adjacent 100,000 square foot building was constructed and completed in 1996. Subsequent to December 31, 1996, the Company guaranteed debt of Mr. Channell, Sr. of approximately $2.7 million incurred in connection with construction of the building. The loan amount subject to the guarantee is expected to decline before expiring in 2016. At December 31, 2001, the outstanding loan balance subject to the guarantee totaled $1.9 million. It is not practicable to estimate the fair value of the guarantee; however, the Company does not anticipate that it will incur losses as a result of this guarantee. This building is also being leased from Mr. Channell, Sr. through 2005, with two five-year renewal options. Both leases provide for payments of insurance, repairs, maintenance and property taxes. Rent expense paid under the leases was $1.1 million, $1.2 million and $1.2 million for the years ended December 31, 1999, 2000 and 2001, respectively. The leases provide for annual cost of living increases. The Company believes that the terms of these leases are no less favorable to the Company than could be obtained from an independent third party. As part of the restructuring plan announced in the third quarter of 2001, the Company has vacated warehouse space in one of the facilities. The Company intends to sublease the vacated warehouse space.

     In January 2001, the Company guaranteed personal debt of the Company's President and Chief Operating Officer of $0.6 million. The guarantee was canceled by the lender in March 2002. In connection with this guarantee, the Company's President and Chief Operating Officer paid the Company a fee equal to 1% of the loan balance and provided as collateral to the Company 300,000 shares of Company stock. It is not practicable to estimate the fair value of the guarantee.

    During 2001 the Company paid certain personal expenses on behalf of the President and Chief Operating Officer (in part through a corporate credit card which is reimbursed pursuant to an agreement between the Company and the President). These amounts are non-interest bearing. The maximum balance outstanding was $105,116 and the balance at December 31, 2001 was $48,166.

    The Company purchased insurance through Talbot Agency Inc. in 1999, 2000 and 2001. Roy H. Taylor, President of Talbot Agency Inc. is a co-trustee of the Taylor Family Trust, a beneficial owner of more than 5% of the Company's outstanding stock. The total premiums and fees paid for insurance obtained through Talbot Agency Inc. for the years ended December 31, 1999, 2000 and 2001 was $1.6 million, $1.4 million and $1.3 million respectively, which included commissions earned.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, "Insiders"), to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "Commission") and the NASDAQ Stock Market. Insiders are required by regulation of the Commission to furnish the Company with copies of all Section 16(a) forms they file.

    Mr. Channell, Jr. failed to make timely filings of various Section 16(a) reports, as well as reports required by Section 13 of the Exchange Act from 1996 to 2001, including ten untimely Section 16(a) reports covering thirty-six transactions during 2000. During 2001, Mr. Channell, Jr. voluntarily consented to an order issued by the Securities and Exchange Commission requiring him to file all required reports on a timely basis in the future. The Company has adopted new internal procedures to assist its directors and officers in complying with their reporting obligations on a timely basis. Except as described above with respect to Mr. Channell, Jr., based solely on the Company's review of copies of Section 16(a) filings received by it, or written representations from certain reporting persons, the Company believes that all
Section 16(a) filing requirements were timely observed during 2000.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

                                     GENERAL

    The Company's Bylaws provide that the Board of Directors will be staggered into three classes. The directors in a single class are elected at each annual meeting of stockholders to serve for a term of three years or until their successors have been elected and qualified. The authorized number of members of the Board of Directors is currently seven.

    The Company's nominees for election to the Board of Directors are currently serving as Directors of the Company and have consented to being named in the Proxy Statement and to serve if elected. Directors are elected by a favorable vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the Meeting. Accordingly, abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of votes. Unless instructed to the contrary, the shares represented by proxies will be voted FOR the election of the nominees named herein. Although it is anticipated that the nominees will be able to serve as a director, should the nominees become unavailable to serve, the proxies will be voted for such other person as may be designated by the Company's Board of Directors in accordance with their judgment.

    Set forth below is the name and description of the background of the nominees for Director of the Company and their principal occupation for the past five years. The nominees first became a Director of the Company in the year set forth in the biographical information and have continually served as Director of the Company since that date.


                        Name                      Age              Position
                --------------------            -------       ------------------

                William H. Channell, Sr.          73          Director

                Eugene R. Schutt, Jr.             48          Director

      Age is as of December 31, 2001. Biographical information follows for the nominees:

    William H. Channell, Sr., the son of the Company's founder, James W. Channell, has been the Chairman of the Board since July, 1996. From 1966 to November, 2001, Mr. Channell, Sr. was Chief Executive Officer. Mr. Channell, Sr. is a co-trustee of the Channell Family Trust, which is a principal stockholder of the Company, and is the husband of Jacqueline M. Channell and the father of William H. Channell, Jr. His term as a Director expires in 2002.

    Eugene R. Schutt, Jr. has been a Director of the Company since 1996. Mr. Schutt is the President and CEO of FirstDoor.com, Inc. Prior to joining FirstDoor.com, he served as CEO of CD1Financial.com, an automotive finance and leasing company owned by CarsDirect.com. Mr. Schutt has also served as President of Avco Financial Services and Pratt Industries, Inc. Mr. Schutt has over 26 years of experience in executive management positions and has served on the board of directors of numerous companies. Mr. Schutt's term as a Director expires in 2002.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE NOMINEES. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

                            AUDIT AND ALL OTHER FEES

    Grant Thornton's fees for preparing the 2001 annual audit (including quarterly reviews) were $269,800. Grant Thornton did not render service to the Company with respect to financial information systems design and implementation. Fees for other non-audit services (consisting of tax services) totaled $153,028. The Audit Committee has determined the provision of these services is compatible with the auditors' independence.

                  STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

    All proposals of stockholders intended to be presented at the Company's 2003 Annual Meeting of Stockholders must be directed to the attention of the Secretary of the Company, at the address of the Company set forth on the first page of this Proxy Statement, by December 24, 2002, if they are to be considered for possible inclusion in the Proxy Statement and form of proxy used in connection with such meeting.

                                  OTHER MATTERS

    As of the date of this Proxy Statement, the Board of Directors knows of no other matters which may be presented for consideration at the Annual Meeting. However, if any other matter is presented properly for consideration and action at the Annual Meeting, or any adjournment or postponement thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

                                    FORM 10-K

    The 2001 Form 10-K, without exhibits, containing the financial statements of the Company for the year ended December 31, 2001, accompanies this proxy statement. A list of exhibits is included in the Form 10-K and are available from the Company upon the payment to the Company of the costs of furnishing them.

                                             By Order of the Board of Directors,

                                             /s/ Peter J. Hicks

                                             Peter J. Hicks
                                             Secretary

Dated:  April 22, 2002

                                                                      APPENDIX A

                             AUDIT COMMITTEE CHARTER


     1.  Members. The Board of Directors shall appoint an Audit Committee of at
         -------
least three members, consisting entirely of "independent" directors of the Board, and shall designate one member as chairperson. For persons hereof, "independent" shall mean a director who meets the National Association of Securities Dealers, Inc. ("NASD") definition of "independence".

         Each member of the Company's Audit Committee must be financially literate and one member of the Audit Committee shall have accounting or related financial management expertise, both as provided in the NASD rules.

     2.  Purposes, Duties and Responsibilities. The Audit Committee shall
         -------------------------------------
represent the Board of Directors in discharging its responsibility relating to the accounting, reporting and financial practices of the Company and its subsidiaries, and shall have general responsibility for surveillance of internal controls and accounting and audit activities of the Company and its subsidiaries. Specifically, the Audit Committee shall:

         (i) Recommend to the Board of Directors, and evaluate, the firm of independent certified public accountants to be appointed as auditors of the Company, which firm shall be ultimately accountable to the Board of Directors through the Audit Committee.

         (ii) Review with the independent auditors their audit procedures, including the scope, fees and timing of the audit, and the results of the annual audit examination and any accompanying management letters and any reports of the independent auditors with respect to interim periods.

         (iii) Review the written statement from the outside auditor of the Company concerning any relationships between the auditor and the Company or any other relationships that may adversely affect the independence of the auditor and assess the independence of the outside auditor as required under Independent Standard Boards Standard No. 1.

         (iv) Review and discuss with management and the independent auditors the financial statements of the Company, including an analysis of the auditors' judgment as to the quality of the Company's accounting principles.

         (v) Review and discuss the adequacy of the Company's internal controls with the Company's Chief Financial Officer and/or his designee from time to time.

         (vi) Review significant changes in the accounting policies of the Company and accounting and financial reporting proposals that may have a significant impact on the Company's financial reports.

         (vii) Review the financial statements of the Company and its subsidiaries on a quarterly basis, in a manner consistent with Statement on Auditing Standards No. 71, and perform such review, if practicable, prior to the public release of quarterly earnings information and, in any event, prior to the filing of Forms 10-Q and/or 10-K.

         (viii) Prepare and attempt to cause to be included in the Company's proxy materials the Audit Committee Report required by the Rules and Regulations of the Securities and Exchange Commission.

         (ix) Review material pending legal proceedings involving the Company and other contingent liabilities.

         (x) Review the adequacy of the Audit Committee Charter on an annual basis.

     3.  Meetings. The Audit Committee shall meet as often as may be deemed
         --------
necessary or appropriate in its judgment, generally two times each year, either in person or telephonically. The Audit Committee shall meet in executive session with the independent auditors at least annually. The Audit Committee may create subcommittees who shall report to the Audit Committee. The Audit Committee shall report to the full Board of Directors with respect to its meetings. The majority of the members of the Audit Committee shall constitute a quorum.

     4.  Limitations on Duties. While the Audit Committee has the
         ---------------------
responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate or are in accordance with generally accepted accounting principles. This is the responsibility of management and the Company's independent auditors. It is also not the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations.

                                     PROXY

                        CHANNELL COMMERCIAL CORPORATION

            Proxy Solicited on Behalf of the Board of Directors of
                  the Company for Annual Meeting May 20, 2002

The undersigned hereby appoints William H. Channell Jr., Richard A. Cude and Peter J. Hicks, and each of them, as proxies, each with the power of substitution, and hereby authorizes them to vote all shares of Common Stock which the undersigned is entitled to vote at the 2002 Annual Meeting of the Company, to be held at the Embassy Suites located at 29345 Rancho California Road, Temecula, California 92591 on Monday, May 20, 2002 at 9:00 a.m., local time, and at any adjournments or postponements thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Company's Proxy Statement and (2) in their discretion upon such other matters as may properly come before the meeting.

The undersigned hereby acknowledge receipt of: (1) Notice of Annual Meeting of Stockholders of the Company, (2) accompanying Proxy Statement, and (3) Annual Report of the Company for the fiscal year ended December 31, 2001.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

--------------                                                   --------------
 SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
    SIDE                                                              SIDE
--------------                                                   --------------

CHANNELL COMMERICAL
CORPORATION
C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

     April 22, 2002

     Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders to be held at 9:00 a.m. on Monday, May 20, 2002, at the Embassy Suites located at 29345 Rancho California Road, Temecula, California. Detailed Information as to the business to be transacted at the meeting is contained in the accompanying Notice of Annual Meeting and Proxy Statement.

     Regardless of whether you plan to attend the meeting, it is important that your shares be voted. Accordingly, we ask that you sign and return your proxy as soon as possible in the envelope provided. If you plan to attend the meeting, please mark the appropriate box on the proxy.

                              Sincerely,
                              Peter J. Hicks

                              Secretary


                                  DETACH HERE

[X] Please Mark
    votes as in
    this example.

1. Election of Directors.
       (01) William H. Channell, Sr.
       (02) Eugene R. Schutt, Jr.

            FOR    [_]        [_]  WITHHELD
            ALL                    FROM ALL
         NOMINATED                 NOMINEES

       [_] __________________________________________
            For all nominees except, as noted above

                                                           MARK HERE IF YOU PLAN TO ATTEND THE MEETING         [_]

                                                           MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT       [_]

                                                          PLEASE BE CERTAIN YOU HAVE DATED AND SIGNED THIS PROXY.
                                                          Please sign exactly as your name appears hereon, date
                                                          and return this Proxy promptly in the envelope provided.
                                                          Please correct your address before returning this Proxy.
                                                          Persons signing in a fiduciary capacity should so indicate that fact and give their full title.  If a corporation,
                                                          please sign in full corporate name by the president or other authorized officer.  If a partnership, please sign in
                                                          partnership name by an authorized person. Joint owners must each sign personally.

Signature: __________________________ Date: ______________ Signature: __________________________ Date: _____________